Exhibit 4(w)


                            SECURITIES RESOLUTION NO.
                                       OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

     I, __________, Corporate Secretary of The Empire District Electric Company (the "Company"), do hereby certify that the attached is a true and correct copy of Securities Resolution No.__ duly adopted by [the authorized officers of the Company pursuant to authorization delegated to them by]1 the Board of Directors of the Company at a meeting called and held on __________; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE EMPIRE DISTRICT ELECTRIC COMPANY this _____ day of ___________.



                                 By: ______________________________________
                                     Name:
                                     Title: Secretary


[CORPORATE SEAL]

----------

1 To be used if Securities Resolution adopted by officers pursuant to Board delegation.

                                   % Notes Due

                            SECURITIES RESOLUTION NO.
                                       OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

     The actions described below are taken by the [Board (as such term is defined in the Indenture referred to below)](1) [duly authorized officers](2) of THE EMPIRE DISTRICT ELECTRIC COMPANY (the "Company"), [pursuant to Board delegation](2), in accordance with resolutions adopted [by the Board (as such term is defined in the Indenture referred to below) of the Company](2) on ___________, and Section 2.01 of the Indenture dated September 10, 1999 (the "Indenture") between the Company and Norwest Bank Minnesota, National Association, as Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

     RESOLVED, that a new series of Securities is authorized as follows:

     1.   The title of the series is ____% ______ Notes Due ______ (the
          "Notes").

     2. The form of the Notes shall be substantially in form of Exhibit 1 hereto.

     3.   The Notes shall have the terms set forth in Exhibit 1.

     This Securities Resolution shall be effective as of .


                                                     -----------------------
                                                     Name:
                                                     Title:


                                                     -----------------------
                                                     Name:
                                                     Title:



----------

1    To be used if Securities Resolution adopted by the Board.

2 To be used if Securities Resolution adopted by officers pursuant to Board delegation.